Exhibit 5.1

E: lou@bevilacquapllc.com

T: 202.869.0888

W: bevilacquapllc.com

June 30, 2023

Signing Day Sports, Inc.

8355 East Hartford Rd., Suite 100

Scottsdale, AZ 85255

Re:	Securities Being Registered Under Registration Statement on Form S-1 (File No. 333-271951)

Ladies and Gentlemen:

We have acted as counsel to Signing Day Sports, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-1 (File No. 333-271951) (as amended or supplemented, the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (I) the proposed underwritten public offering (the “Offering”) of (A) 1,725,000 shares (the “Offered Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), that may be offered for sale by the Company (including up to 225,000 shares of Common Stock that may be issued upon exercise of the underwriters’ over-allotment option); (B) one or more warrants (collectively, the “Representative’s Warrants”) exercisable to purchase in aggregate 120,750 shares of Common Stock (the “Representative’s Warrant Shares”) issuable to the representative of the underwriters of the Offering or its designees (including up to 15,750 shares of Common Stock that may be issuable upon exercise of the Representative’s Warrants that may be issued pursuant to the exercise of the underwriters’ over-allotment option); and (C) the Representative’s Warrant Shares; and (II) the resale of 2,346,548 shares of Common Stock of the Company to be sold by the selling stockholders named in the Registration Statement (the “Selling Stockholders”), comprised of: (i) 746,548 shares of common stock (the “Resale Shares”) held by certain of the Selling Stockholders; (ii) 410,000 shares of Common Stock (the “6% Convertible Note Shares”) issuable upon the conversion of the Convertible Note issued to each of certain of the Selling Stockholders (collectively the “6% Convertible Notes”); (iii) 250,000 shares of Common Stock (the “8% Convertible Note Shares”) issuable upon the conversion of the Convertible Unsecured Note issued to each of certain of the Selling Stockholders (collectively, the “8% Convertible Notes”); and (iv) 940,000 shares of Common Stock (the “Investor Warrant Shares”) issuable upon the exercise of the Common Stock Purchase Warrant issued to each of certain of the Selling Stockholders (collectively, the “Investor Warrants”).

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents:

(a)	the Registration Statement;

(b)	the form of the Underwriting Agreement, filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”);

(c)	the form of the Representative’s Warrants, filed as Exhibit 4.1 to the Registration Statement;

(d)	each of the 6% Convertible Notes, the form of which is filed as Exhibit 4.3 to the Registration Statement;

(e)	the subscription agreement entered into in connection with each of the 6% Convertible Notes, the form of which is filed as Exhibit 10.33 to the Registration Statement (collectively, the “6% Convertible Notes Subscription Agreements”);

(f)	each of the 8% Convertible Notes, the form of which is filed as Exhibit 4.5 to the Registration Statement;

1050 Connecticut Ave., NW, Suite 500

Washington, DC 20036

PG. 2 June 30, 2023

(g)	the subscription agreement entered into in connection with each of the 8% Convertible Notes, the form of which is filed as Exhibit 10.35 to the Registration Statement (collectively, the “8% Convertible Notes Subscription Agreements”);

(h)	the Investor Package, including the form of the 8% Convertible Notes Subscription Agreements attached as Exhibit A thereto, relating to each of the 8% Convertible Notes (the “Investor Package”);

(i)	each of the Investor Warrants, the form of which is filed as Exhibit 4.9 to the Registration Statement;

(j)	the subscription agreement entered into in connection with each of the Investor Warrants, the form of which is filed as Exhibit 10.57 to the Registration Statement (collectively, the “Investor Warrants Subscription Agreements”);

(k)	the 8% Unsecured Promissory Note issued in connection with each of the Investor Warrants, the form of which is filed as Exhibit 4.8 to the Registration Statement (collectively, the “8% Notes”);

(l)	the Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement; and

(m)	the Second Amended and Restated Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed (i) the legal capacity of all natural persons executing documents, (ii) the genuineness of all signatures, (iii) the authenticity, accuracy and completeness of all documents submitted to us as originals and the conformity to authentic original documents submitted to us as certified, conformed or reproduced copies. We have relied upon the accuracy and completeness of the information, factual matters, representations, and warranties contained in such documents. We have also assumed that the persons identified as officers of the Company are actually serving in such capacity and that the Registration Statement will be declared effective by the Commission. In our examination of documents, we have assumed that the parties thereto (other than the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and the due authorization of all parties other than the Company by all requisite action, corporate or other, the execution and delivery by all parties other than the Company of the documents, and the validity and binding effect thereof on such parties other than the Company.

Based upon our examination mentioned above, subject to the assumptions stated and relying on statements of fact contained in the documents that we have examined, we are of the opinion that:

1.	The Offered Shares have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for as contemplated in the Registration Statement and in accordance with the terms of the Underwriting Agreement, the Offered Shares will be validly issued, fully paid and non-assessable;

2.	The Representative’s Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon exercise of the Representative’s Warrants against payment therefor as set forth in the Registration Statement and in accordance with the terms of the Representative’s Warrants and the Underwriting Agreement, will be validly issued, fully paid and non-assessable;

PG. 3 June 30, 2023

3.	When the Representative’s Warrants are duly executed in accordance with their terms and issued and delivered, as contemplated by the Registration Statement and the Underwriting Agreement, such Representative’s Warrants will constitute the valid and legally binding obligations of the Company, enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws, and (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

4.	The Resale Shares are duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable;

5.	The 6% Convertible Note Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon conversion of the 6% Convertible Notes as set forth in the Registration Statement and in accordance with the terms of the 6% Convertible Notes and the 6% Convertible Notes Subscription Agreements, will be validly issued, fully paid and non-assessable;

6.	The 8% Convertible Note Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon conversion of the 8% Convertible Notes as set forth in the Registration Statement and in accordance with the terms of the 8% Convertible Notes, the 8% Convertible Notes Subscription Agreements and the Investor Package, will be validly issued, fully paid and non-assessable; and

7.	The Investor Warrant Shares have been duly authorized by all necessary corporate action of the Company and, when issued and delivered by the Company upon exercise of the Investor Warrants against payment therefor as set forth in the Registration Statement and in accordance with the terms of the Investor Warrants, the 8% Notes, and the Investor Warrants Subscription Agreements, will be validly issued, fully paid and non-assessable.

Notwithstanding anything in this letter which might be construed to the contrary, our opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. We express no opinion with respect to the applicability to, or the effect on, the subject transactions of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies. The opinion expressed herein is based upon the law of the State of New York and the General Corporation Law of the State of Delaware in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should such law be changed by legislative action, judicial decision, or otherwise. Except as expressly set forth in our opinion above: (i) we express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof and (ii) we express no opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ BEVILACQUA PLLC